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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement of our report dated December 4, 2000, except for certain information in Note 7 as to which the date is December 8, 2000, relating to the financial statements of Emissions Testing, Inc. and the combined financial statements of Lake Holdings, LLC and R.V. Evans Enterprises, Inc. and to the reference to our Firm under the caption EXPERTS in the Prospectus.

                                                   BENNETT THRASHER & CO. P.C.

Atlanta, Georgia
December 8, 2000